UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 7, 2004


                             INFOWAVE SOFTWARE, INC.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     CANADA
          -------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-29944                                           98-0183915
----------------------------                   ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)


  Suite 200 - 4664 Lougheed Highway
     Burnaby, British Columbia,
               Canada                                       V5C 5T5
----------------------------------------         -------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code  (604) 473-3600


                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets


On January 7, 2004, Infowave Software, Inc. entered into an agreement to purchase all of the issued and outstanding shares of Telispark, Inc., a provider of enterprise mobility applications (EMA) software solutions based in Arlington, Virginia, USA. Under the terms of the acquisition agreement, Infowave will pay a total of US$8.4 million for the purchase of 100% of all of the issued and outstanding common shares of Telispark, payable in approximately 46 million Infowave common shares, issuable in two tranches. The purchase price was determined by negotiation between the parties. Infowave has completed the initial purchase of approximately 76% of Telispark shares pursuant to a Stock Purchase Agreement dated January 7, 2004. Infowave will acquire the remaining Telispark common shares, subject to a number of conditions precedent, including approval by shareholders of Infowave. The number of Infowave common shares issued in the second tranche may increase by up to approximately 2.1 million Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche. Infowave has also assumed Telispark employee stock options which will be exerciseable into approximately 1.9 million common shares of Infowave.

Pursuant to the terms of the agreement, Deloitte Consulting L.P., the largest shareholder of Telispark, will hold approximately 19%, but no more than 19.9%, of the issued and outstanding Infowave common shares upon completion of Infowave's acquisition of the Telispark shares. The names of the selling shareholders of Telispark are listed on Exhibit A to the Stock Purchase Agreement, which is filed as exhibit 2.1 hereto.

Item 7.  Financial Statements and Exhibits



(a)  Financial Statements of Business Acquired

          Audited Financial Statements of Telispark, Inc. for the years ended December 31, 2002 and 2001 and Unaudited Financial Statements for the Nine months ended September 30, 2003 and 2002

          Report of Independent Accountants
          Balance Sheets
          Statements of Operations and Deficit
          Statements of Changes in Stockholders' Deficit
          Statements of Cash Flows
          Notes to Financial Statements


(b)  Pro Forma Financial Information

     Unaudited Pro Forma Condensed Consolidated Financial Statements:

       Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
         September 30, 2003
       Unaudited Pro Forma Condensed Consolidatd Statements of Operations
         for the Nine Months Ended September 30, 2003
       Unaudited Pro Forma Condensed Consolidatd Statements of Operations
         for the Year Ended December 31, 2002
       Notes to the Unaudited Pro Forma Condensed Consolidated Financial
         Statements

                    Financial Statements
                    (Expressed in United States dollars)


                    TELISPARK, INC.


                    Nine months ended September 30, 2003 and 2002 (Unaudited) Years ended December 31, 2002 and 2001

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Telispark, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Telispark, Inc. at December 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We have not audited or performed any reviews of financial statements of the Company as of any date or for any period subsequent to December 31, 2002; although we have conducted an audit for the years ended December 31, 2002 and 2001, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the financial statements as of December 31, 2002 and 2001 and for the years then ended, but not on the financial statements for any interim period within such years. Therefore, we are unable to and do not express any opinion, review or otherwise, on the unaudited balance sheet as of September 30, 2003; the unaudited statements of income, of cash flows, and of changes in stockholders' deficit for the nine month periods ended September 30, 2003 and 2002 included in the Information Circular, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2002.

As discussed in note 3, the Company restated its financial statements for the year ended December 31, 2001.

[SIGNATURE PRICEWATERHOUSECOOPERS LLP]

December 20, 2003

TELISPARK, INC.
Balance Sheets
(Expressed in United States dollars)

                                                      September 30,    December 31,       December 31,
                                                               2003            2002               2001
                                                     --------------    ------------       ------------
                                                        (unaudited)
ASSETS
Current assets:
     Cash                                            $     56,858      $    268,518       $     48,723
     Accounts receivable                                1,173,370         1,827,964            587,362
     Prepaid expenses and other current assets             75,248            96,128             34,870
                                                     ------------      ------------       ------------
                                                        1,305,476         2,192,610            670,955

Property and equipment, net                               198,177           399,650            713,510

Goodwill, net                                              67,882            67,882             67,882
                                                     ------------      ------------       ------------
                                                     $  1,571,535      $  2,660,142       $  1,452,347
                                                     ============      ============       ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
     Accounts payable                                $    150,589      $    295,739       $    119,838
     Accrued expenses and other current
       liabilities                                        487,404           470,165            661,860
     Deferred revenue                                     265,815           156,000             87,084
                                                     ------------      ------------       ------------
                                                          903,808           921,904            868,782

Line of credit promissory note payable to
   stockholder                                         13,850,996        11,860,996          6,000,996

Accrued interest payable                                1,584,895           824,687            148,014
                                                     ------------      ------------       ------------
                                                       16,339,699        13,607,587          7,017,792

Stockholders' deficiency:
     Common stock                                           4,430             4,430              4,430
     Additional paid-in capital                        11,265,121        11,265,121         11,265,121
     Deferred compensation                                      -           (63,845)          (570,438)
     Accumulated deficit                              (26,037,715)      (22,153,151)       (16,264,558)
                                                     ------------      ------------       ------------
                                                      (14,768,164)      (10,947,445)        (5,565,445)
                                                     ------------      ------------       ------------

                                                     $  1,571,535      $  2,660,142       $  1,452,347
                                                     ============      ============       ============

See accompanying notes to financial statements.

TELISPARK, INC.
Statements of Operations and Deficit
(Expressed in United States dollars)


                                           Nine months ended                   Year ended
                                              September 30,                    December 31,
                                       ------------------------        --------------------------
                                            2003          2002              2002          2001
                                       -----------   ----------        -----------   ------------
                                               (unaudited)
Revenue:
     Software                          $ 1,021,705   $         -       $    18,236   $    550,000
     Services                            1,747,416     1,444,357         3,054,463        575,847
     Maintenance                           167,591        78,372           105,813         17,416
     Reimbursed expenses                   204,922       139,405           239,744         51,326
                                       -----------   -----------       -----------   ------------
                                         3,141,634     1,662,134         3,418,256      1,194,589

Costs and expenses:
     Research and development            1,843,050     1,834,843         2,912,304      4,190,045
     Sales and marketing                 1,171,564     1,033,056         1,361,363      3,167,558
     Customer and implementation         1,519,705     1,303,261         2,165,687        974,282
     General and administrative          1,731,670     1,970,783         2,187,286      3,617,933
                                       -----------   -----------       -----------   ------------
                                         6,265,989     6,141,943         8,626,640     11,949,818
                                       -----------   -----------       -----------   ------------

Loss from operations                    (3,124,355)   (4,479,809)       (5,208,384)   (10,755,229)

Interest expense, net                      760,209       451,668           680,209        146,728
                                       -----------   -----------       -----------   ------------
Loss for the period                     (3,884,564)   (4,931,477)       (5,888,593)   (10,901,957)
                                       ===========   ===========       ===========   ============
Loss per share:
     Basic                             $      0.09   $      0.11
     Fully diluted                            0.09          0.11

Weighted average number of common
   shares                               44,298,628    44,298,628
                                       ===========   ===========

See accompanying notes to financial statements.

TELISPARK, INC.
Statements of Changes in Stockholders' Deficit
(Expressed in United States dollars)

                                             Common stock
                                       ----------------------  Additional paid-      Deferred     Accumulated
                                         Shares        Amount     in capital      Compensation      deficit          Total
                                       ----------     -------  ----------------   ------------    -----------     ------------

Balance, December 31, 2000             40,000,000     $ 4,000    $ 5,491,483      $         -    $  (5,362,601)    $    132,882

Issuance of restricted common
   stock and stock options pursuant
   to the acquisition of WWS            4,298,628         430      1,265,121       (1,013,187)               -          252,364
Capital contribution by Deloitte
   Consulting L.P.                              -           -      4,508,517                -                -        4,508,517
Amortization of deferred compensation           -           -              -          442,749                -          442,749
Loss for the period                             -           -              -                -      (10,901,957)     (10,901,957)
                                       ----------     -------    -----------      -----------     ------------     ------------
Balance, December 31, 2001             44,298,628       4,430     11,265,121         (570,438)     (16,264,558)      (5,565,445)

Amortization of deferred
   compensation                                 -           -              -          506,593                -          506,593
Loss for the period                             -           -              -                -       (5,888,593)      (5,888,593)
                                       ----------     -------    -----------      -----------     ------------     ------------
Balance, December 31, 2002             44,298,628       4,430     11,265,121          (63,845)     (22,153,151)     (10,947,445)

Amortization of deferred
   compensation (unaudited)                     -           -              -           63,845                -           63,845
Loss for the period (unaudited)                 -           -              -                -       (3,884,564)      (3,884,564)
                                       ----------     -------    -----------      -----------     ------------     ------------
Balance, September 30, 2003
   (unaudited)                         44,298,628     $ 4,430    $11,265,121      $         -     $(26,037,715)    $(14,768,164)
                                       ==========     =======    ===========      ===========     ============     ============

See accompanying notes to financial statements.

TELISPARK, INC.
Statements of Cash Flows
(Expressed in United States dollars)


                                                   Nine months ended                           Year ended
                                                      September 30,                            December 31,
                                              -----------------------------           ----------------------------
                                                  2003              2002                  2002             2001
                                              -----------       -----------           -----------     ------------
                                                      (unaudited)
Operations:
     Loss for the period                      $(3,884,564)      $(4,931,477)          $(5,888,593)    $(10,901,957)
     Adjustments to reconcile net loss
       to net cash used in operations:
         Depreciation and amortization            241,607           238,066               317,424          274,328
         Amortization of deferred
           compensation                            63,845           379,945               506,593          442,749
     Changes in assets and liabilities:
         Decrease (increase) in accounts
           receivable                             654,594            58,841            (1,240,602)        (381,488)
         Decrease (increase) in
           prepaid expenses and
           other current assets                    20,880           (77,750)              (61,258)         (29,030)
         Increase (decrease) in
           accounts payable                      (145,150)           17,940               175,901          (17,130)
         Increase (decrease) in
           accrued expenses and other
           current liabilities                     17,239          (171,278)             (191,695)         305,404
         Increase in deferred revenue             109,815            77,628                68,916           87,084
         Increase in accrued interest
           payable                                760,208           454,379               676,673          148,014
                                              -----------       -----------           -----------     ------------
                                               (2,161,526)       (3,953,706)           (5,636,641)     (10,072,026)

Investments:
     Purchases of property and equipment          (40,134)           (2,353)               (3,564)        (641,797)
     Acquisition of WWS - cash acquired                 -                 -                     -          232,493
                                              -----------       -----------           -----------     ------------
                                                  (40,134)           (2,353)               (3,564)        (409,304)

Financing:
     Drawdowns on line of credit
       promissory note payable to
       stockholder                              1,990,000         3,915,000             5,860,000        6,000,996
     Equity contributions from Deloitte
       Consulting L.P.                                  -                 -                     -        4,508,517
                                              -----------       -----------           -----------     ------------
                                                1,990,000         3,915,000             5,860,000       10,509,513
                                              -----------       -----------           -----------     ------------

Increase (decrease) in cash and cash
   equivalents                                   (211,660)          (41,059)              219,795           28,183

Cash and cash equivalents,
   beginning of period                            268,518            48,723                48,723           20,540
                                              -----------       -----------           -----------     ------------
Cash and cash equivalents,
   end of period                              $    56,858       $     7,664           $   268,518     $     48,723
                                              ===========       ===========           ===========     ============

Supplemental disclosure of non-cash
   investing and financing activities:
     Issuance of restricted common
       stock related to the WWS
       acquisition                            $         -       $         -           $         -     $  1,265,551
                                              ===========       ===========           ===========     ============

See accompanying notes to financial statements.

TELISPARK, INC.
Notes to Financial Statements
(Expressed in United States dollars)

Nine months ended September 30, 2003 and 2002
Year ended December 31, 2002 and 2001

--------------------------------------------------------------------------------


1.   NATURE OF THE BUSINESS:

     Telispark, Inc. (the "Company") was incorporated as a Delaware corporation on June 6, 2000. The Company was formed to design, develop, market, sell and deploy mobile data software applications for Global 2000 customers. The Company's software applications enable a corporate customer to increase the efficiency and productivity of its mobile enterprise workforce, and extend the life and effectiveness of its capital assets. Telispark has created configurable, enterprise applications for mobile employees who perform plant maintenance operations, field service operations and maintenance repair and overhaul operations. Telispark applications provide streamlined work-flow processes via mobile devices and interaction with critical information from back-end systems. Prior to the year ended December 31, 2002, the Company was considered to be in the development stage.

     On January 7, 2004 Infowave Software, Inc. ("Infowave") entered into an agreement with the Company's majority stockholder under which Infowave acquired control of, and will ultimately acquire all of the outstanding shares of Telispark, Inc. (see note 13).

     The interim financial data as at September 30, 2003 and for the nine months ended September 30, 2003 and 2002 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the Company's financial position as at September 30, 2003 and the results of its operations and cash flows for the nine months ended September 30, 2003 and 2002. The results of operations for the interim periods are not necessarily indicative of the results to be expected for a full year. Certain information and disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted.


2.   LIQUIDITY:

     The Company has incurred substantial losses in each fiscal year since inception. For the year ended December 31, 2002, the Company incurred a net loss of $5,888,593 and negative cash flows from operations of $5,636,641. For the year ended December 31, 2001, the Company incurred a net loss of $10,901,957 and negative cash flows from operations of $10,072,026. As of December 31, 2002 and 2001, the Company had accumulated deficits of $22,153,151 and $16,264,558, respectively.

     For the nine months ended September 30, 2003, the Company incurred a net loss of $3,884,564 (unaudited) and negative cash flows from operations of $2,161,526 (unaudited). As of September 30, 2003, the Company had an accumulated deficit of $26,037,715 (unaudited).

     The Company has taken certain actions to ensure that funds will be available for operations, including obtaining financial support from Deloitte Consulting L.P. ("Deloitte Consulting"). In May 2001, the Company entered into a Senior Convertible Line of Credit Promissory Note ("Line of Credit") with Deloitte Consulting in the amount of $15 million, of which $11.9 million and $6.0 million is outstanding at December 31, 2002 and December 31, 2001, respectively. The Line of Credit was subsequently increased to $17 million in December 2003 (note 13). In addition, in September and December of 2001, the Company scaled back operating expenses by reducing its workforce. While the cash flows from operations are expected to be negative through 2003, as of December 20, 2003 management believed, given recent and anticipated revenues, that existing working capital levels and the amounts available through the Line of Credit would be adequate to fund operations at least through 2004. However, there can be no assurance that, if required, additional funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, will be sufficient to permit the Company to continue to conduct its activities.

     $13.9 million (unaudited) is outstanding on the Line of Credit at September 30, 2003. The Line of Credit was subsequently increased to $17 million (unaudited) in December 2003 and then settled upon acquisition of control of the Company by Infowave in January 2004 (note 13).


3.   RESTATEMENT OF 2001 FINANCIAL STATEMENTS:

     The Company has restated its financial statements for the year ended December 31, 2001 to correct errors in the application of accounting for the purchase of Wireless World Solutions, Inc. See note 6 for further information on this acquisition. Given the terms and conditions of the restricted common stock issued in connection with the acquisition, the value of such restricted common stock should have been recorded as deferred compensation instead of goodwill. The following table reflects the impact of the restatement on the Statement of Income for the year ended December 31, 2001:

     ---------------------------------------------------------------------------
                                                As previously
                                                     reported       As restated
     ---------------------------------------------------------------------------
     Costs and expenses:
         Research and development                $  3,971,623      $  4,190,045
         Customer implementation                      865,070           974,282
         General and administrative                 3,680,143         3,617,933
         Total expenses                            11,684,394        11,949,818

         Loss from operations                     (10,489,805)      (10,755,229)

         Net loss                                 (10,636,533)      (10,901,957)
     ---------------------------------------------------------------------------


     The following table reflects the impact of the restatement on the Balance Sheet as of December 31, 2001:


     ---------------------------------------------------------------------------
                                                   As previously
                                                        reported    As restated
     ---------------------------------------------------------------------------
     Goodwill, net                                  $    903,744   $     67,882
     Total assets                                      2,288,209      1,452,347
     Deferred compensation                                     -        570,438
     Accumulated deficit                             (15,999,134)   (16,264,558)
     Total stockholders' deficit                      (4,729,583)    (5,565,445)
     Total liabilities and stockholders' deficit       2,288,209      1,452,347
     ---------------------------------------------------------------------------

     The following table reflects the impact of the restatement on the Statement of Cash Flows for the year ended December 31, 2001:


     ---------------------------------------------------------------------------
                                                  As previously
                                                       reported     As restated
     ---------------------------------------------------------------------------
     Net loss                                      $(10,636,533)   $(10,901,957)
     Depreciation and amortization                      451,653         274,328
     Amortization of deferred compensation                    -         442,749
     ---------------------------------------------------------------------------

4.   SIGNIFICANT ACCOUNTING POLICIES:

     (a)  Basis of presentation:

          The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain reclassifications have been made to prior periods' financial statements to conform to the current year's presentation. These reclassifications had no effect on the prior periods' stockholders' deficit or results of operations.

     (b)  Use of estimates:

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Concentration of credit risk and significant customers:

          Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company places its cash in various financial institutions that are federally insured under the
          Federal Depository Insurance Corporation (FDIC). At times the aggregate balance may be in excess of the FDIC insurance limits of $100,000. The Company has not experienced any losses on its cash and cash equivalents to date. To minimize risk arising from accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition. During 2002, three customers represented 54%, 25%, and 10% of revenue and one customer represented 34% of accounts receivable at December 31, 2002. During 2001, three customers represented 39%, 33% and 28% of total revenue, and one customer represented 94% of accounts receivable at December 31, 2001. The Company has collected substantially all accounts receivable as of December 31, 2002 and therefore has not established an allowance for doubtful accounts.

     (d)  Property and equipment:

          Property and equipment is stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives of three years for computers and equipment, five years for furniture and fixtures and the shorter of five years or the term of the underlying lease for leasehold improvements.

     (e)  Research and development costs:

          Costs incurred in the research and development of the Company's products are expensed as incurred. Research and development costs include third party software royalties.

     (f)  Software development costs:

          Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical-performance requirements. Under the Company's definition, technological feasibility is considered complete only after the majority of customer testing and customer feedback has been incorporated into product functionality. To date, the period between technological feasibility and general availability has been short and the amount of costs incurred during such period has been insignificant; therefore, no software development costs have been capitalized.

     (g)  Revenue recognition:

          The Company derives revenue from primarily four sources: (1) software revenue, (2) service revenue, (3) maintenance revenue, and (4) reimbursed expenses. Software revenues represent fees earned from granting resellers and end-users licenses to use the Company's software applications. The Company recognizes revenue pursuant to the requirements of AICPA Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as amended by SOP 98-9, "Software Revenue Recognition, With Respect to Certain Transactions".

          For customer arrangements that do not require significant modification or customization of the software, the Company recognizes revenue from software licenses when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, and collectibility is probable. The Company uses the residual method to allocate and recognize revenue when a license agreement includes one or more elements to be delivered at a future date and vendor specific objective evidence of the fair value of all undelivered elements exists. Revenue from maintenance services is recognized ratably over the contractual period. Payments for supported maintenance fees are generally made in advance and are non-refundable. Revenue from education and consulting services is recognized as the related services are performed.

          For customer arrangement that require significant modification or customization of the software, where there is a fixed-price arrangement, the Company recognizes service revenue based upon the relationship of hours incurred to total estimated time. Changes in estimated costs during the course of a contract are reflected in the period in which the facts become known.

          The Company incurs significant reimbursable costs, such as payments to vendors for development services and travel-related expenses, on behalf of clients. The Company reports pass-through costs incurred as a component of revenue under the caption "reimbursed expenses" and also as a component of operating expenses in the statement of operations.

     (h)  Accounting for stock-based compensation:

          The Company measures compensation expense for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company provides pro forma disclosures of net loss as if the fair-value method had been applied in measuring compensation expense in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure". Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

          Because the options have been granted at prices equal to or greater than the estimated fair value of the Company's common stock on the date of grant, no compensation expense has been recognized for the option grants.

          Had compensation expense been determined based on the estimated fair value of the options at the grant dates, consistent with the method in SFAS No. 123, the Company's net loss would have increased to the pro forma amounts shown below:


         -----------------------------------------------------------------------------------------------------
                                                      Nine months ended               Year ended December 31,
                                                        September 30,                      December 31,
                                               ----------------------------       ----------------------------
                                                         (unaudited)
                                                      2003             2002              2002             2001
         -----------------------------------------------------------------------------------------------------
         Loss for the period                   $(3,884,564)     $(4,931,477)      $(5,888,593)    $(10,901,957)
         Stock-based employee compensation
           under SFAS No. 123                      (11,648)         (10,017)          (14,049)          (4,546)
         -----------------------------------------------------------------------------------------------------

         Pro forma net loss                    $(3,896,212)     $(4,941,494)      $(5,902,642)    $(10,906,503)
         =====================================================================================================


          The weighted-average fair value of the options granted during the years ended December 31, 2002 and 2001 are estimated to be $0.02 and $0.46 per option, respectively, assuming the following: no dividend yield, zero percent volatility, risk-free interest rates approximating 3.7% and 4.5% for 2002 and 2001, respectively, and an expected life of five years.

          The weighted-average fair value of the options granted during the nine month periods ended September 30, 2003 and 2002 are estimated to be $0.02 (unaudited) and $0.02 (unaudited) per option, respectively, assuming the following: no dividend yield, zero percent volatility, risk-free interest rates approximating 2.8% (unaudited) and 3.7% (unaudited) for 2003 and 2002, respectively, and expected lives of five years (unaudited) and four years (unaudited) for 2003 and 2002, respectively.

     (i)  Income taxes:

          Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     (j)  Fair value of financial instruments:

          The carrying amounts of the Company's financial instruments, which include accounts payable and other accrued expenses, approximate fair values due to the short maturities. Based on borrowing rates currently available to the Company for loans with similar terms; the carrying value of notes payable approximates fair value.

     (k)  Goodwill:

          The excess of the purchase price over the fair value of the net assets acquired in the Wireless World Solutions ("WWS") acquisition on February 15, 2001 is classified as goodwill. Goodwill at the time of acquisition was $82,260. In 2001, amortization was computed using the straight- line method over the estimated useful life of five years. Amortization expense for the year ended December 31, 2001 was $14,378.

          On January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which eliminated the amortization of goodwill and other intangibles with indefinite lives unless the intangible asset is deemed to be impaired. The Company operates as a single reporting unit with which the goodwill is associated. Goodwill is assessed for impairment using a two-step process. The first step is to identify a potential impairment and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of the asset exceeds its estimated fair value. The Company has determined that no impairment of remaining goodwill occurred in transition or between adoption and December 31, 2002.

     (l)  Impairment of long-lived assets:

          In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews its long-lived assets for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If events or circumstances warrant, the review would consist of a comparison of the carrying value of the assets with the assets' expected future undiscounted cash flows without interest costs. If the expected future undiscounted cash flows exceeds the carrying value of the assets, no impairment indicator is considered present. If the carrying value exceeds the future undiscounted cash flows, an impairment indicator is considered present. Any such impairment would be measured and recognized based upon estimated fair value of the underlying assets. No impairment charges have been recognized during the nine months ended September 30, 2003, or the years ended December 31, 2002 and 2001.

     (m)  Recent accounting pronouncements:

          In June 2002, The FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 nullifies the guidance in EITF Issue No. 94-3, "Liability Recognition for
          Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under EITF No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In SFAS No. 146, the FASB acknowledges that an entity's commitment to a plan does not, by itself, create a present obligation to the other parties that meets the definition of a liability and requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this Statement did not have a material impact on the Company's financial statements.

          In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. FIN 45's disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement did not have a material impact on the Company's financial statements.

          In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 (EITF 00-21), "Revenue Arrangements with Multiple Deliverables". EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. EITF 00-21 will be effective for fiscal periods beginning after June 15, 2003. Given the number of existing contracts, the Company does not expect the adoption of this Statement to have a material impact on the revenue recognition practices of the Company as reflected in these financial statements.

          In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 is effective for fiscal years ending after December 15, 2002 and amends SFAS No. 123 to provide for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company continues to account for stock-based employee compensation using the intrinsic value method. The disclosures required by SFAS No. 148 are included in note 4(h).

          In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The disclosure requirements of FIN 46 are effective for the Company's 2002 financial statements, regardless of the date on which the variable interest entity was created. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

          In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The Statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

          In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. For all other instruments, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003, with the exception of mandatorily redeemable preferred securities which is effective for fiscal years beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial statements.


5.   RELATED PARTIES:

     The Company was created by Deloitte Consulting and incorporated as a separate company in June 2000.

     Until the  acquisition  of the Company by Infowave in January 7, 2004 (note
     13), Deloitte Consulting was the majority owner and provided leadership on the Board of Directors, funding of the Company's operations and a sales channel for leads and opportunities (unaudited).

     During May 2001, Deloitte Consulting provided a $15,000,000 Senior Convertible Line of Credit Promissory Note ("Line of Credit"), of which
     $13,850,996  (unaudited),  $11,860,996,  and $6,000,996 was  outstanding at
     September 30, 2003, December 31, 2002, and December 31, 2001, respectively. Interest accrues at 8% annually and is due at maturity. As of September 30, 2003, December 31, 2002, and December 31, 2001, accrued interest on this Line of Credit was $1,584,895 (unaudited), $824,687, and $148,014 respectively. The Line of Credit terminates in full and the entire balance is due and payable on May 1, 2005, the maturity date, unless earlier converted upon the sale of equity securities to an unrelated third party that results in gross proceeds to the Maker of not less than $5,000,000. The Line of Credit was settled upon acquisition of the Company by Infowave in January 2004 (note 13).

     In December 2002, the Company entered into a subcontract agreement and statement of work with Deloitte Consulting to provide services to Hydro One for installation of Telispark software. For the nine month period ended September 30, 2003, services revenue of $3,907 (unaudited) was recognized by the Company under this agreement and statement of work (year ended December 31, 2002 - $38,438).

     Deloitte Consulting also provided, through its leasing facilities, financing for some of the Company's telephone and computer equipment valued at $380,084. The Company reimburses Deloitte Consulting for the monthly lease cost on this equipment. The Company is also able to take advantage of certain discounts provided to Deloitte Consulting for travel, office supplies, and cellular phone service. During the nine months ended
     September 30, 2003, the Company expensed $105,932 (unaudited) for costs that were paid by Deloitte and reimbursed by the Company (year ended December 31, 2002 - $190,811).

     See note 13, subsequent events, for further related party information.

6.   ACQUISITION OF WIRELESS WORLD SOLUTIONS:

     On February 15, 2001, in exchange for 4,298,628 shares of restricted common stock, valued at $0.2357 per share, Telispark acquired Wireless World Solutions, Inc. ("WWS"), a wireless application development and consulting company. The aggregate value of the restricted common stock was $1,013,187. In addition, 330,410 employee stock options in WWS were converted to 1,401,371 employee stock options under the Company's stock option plan. The conversion of these stock options resulted in additional purchase price of $252,247. Accordingly, the total purchase price was $1,265,434.

     WWS provided both applications designed to address the integration of the wired Web, corporate databases, intranets and legacy business applications to a wireless environment as well as consulting services to wireless carriers and equipment providers. Through this acquisition, the Company acquired additional senior management with significant wireless industry expertise and carrier relationships. The Company's current Chief Executive Officer ("CEO") was the former CEO of WWS and several members of the Company's current management team were senior members of WWS' management team.

     The following net assets were obtained as a part of the acquisition, resulting in goodwill of $82,260:


     ---------------------------------------------------------------------------
     Cash                                                            $  232,493
     Accounts receivable                                                205,874
     Deferred compensation                                            1,013,187
     Accounts payable                                                      (869)
     Accrued taxes payable                                              (70,143)
     Accrued expenses                                                  (197,368)
     ---------------------------------------------------------------------------
     Net assets                                                      $1,183,174
     ===========================================================================

     There were no changes in the carrying amount of goodwill during 2002. The effect of SFAS No. 142, as if it had been adopted as of January 1, 2001, would be to decrease the net loss by $14,378 to an adjusted net loss of $10,887,579.

7.   PROPERTY AND EQUIPMENT:


     -----------------------------------------------------------------------------------------
                                            September 30,      December 31,      December 31,
                                                     2003              2002              2001
     -----------------------------------------------------------------------------------------
                                              (Unaudited)
     Computer equipment                        $  937,179         $ 896,944         $ 893,480
     Furniture and fixtures                        24,650            24,650            24,650
     Leasehold improvements                        73,352            73,352            73,352
     -----------------------------------------------------------------------------------------
                                                1,035,181           994,946           991,482
     Accumulated depreciation                    (837,004)         (595,396)         (277,972)
     -----------------------------------------------------------------------------------------

     Property and equipment, net               $  198,177         $ 399,650         $ 713,510
     =========================================================================================

     Depreciation expense for the nine month period ended September 30, 2003 and the years ended December 31, 2002 and 2001 was $241,607 (unaudited), $317,424 and $259,950 respectively.


8.   COMMON STOCK:

     The Company was incorporated on June 6, 2000 with 100,000 authorized common shares at a par value of $.0001. During 2001, Deloitte Consulting contributed $4,508,517 of cash and services to the Company. There were no contributions in 2002.

     In 2001, there was a stock split of 1,000 to 1 with an increase to the number of authorized shares to 100,000,000. All references to common shares retroactively reflect the stock split.

     In connection with the acquisition of WWS in February 2001, Telispark issued 4,298,628 shares of restricted Common Stock (the "Restricted Stock") and 1,401,371 employee stock options as consideration for the merger to the former stockholders of WWS who became Telispark employees concurrently with the merger. Restricted Stock may not be assigned, sold, transferred, pledged, hypothecated or otherwise encumbered by the holders until such time as the restrictions lapse. The restrictions lapsed with respect to 25% of the Restricted Stock in August 2001, and with respect to 4.167% of such stock at the end of each of the next eighteen months thereafter. However, if (i) Telispark experiences a "change of control", (ii) Telispark terminates the holder's employment without "cause", or (iii) the holder terminates his employment with "good reason", each as defined in the relevant agreements, then any remaining restrictions on the Restricted Stock will immediately lapse. In addition, if the holder's employment with Telispark is terminated either by Telispark with "cause" or by the holder without "good reason", then all lapsing of the restrictions on the Restricted Stock will immediately cease and the company will be entitled to repurchase, at a nominal price, any Restricted Stock as to which the restrictions have not yet lapsed. The estimated value of the restricted stock of $1,013,187 was deferred and amortized into compensation expense over the two-year vesting period. The Company recognized compensation expense of $63,845 (unaudited) during the 9 months ended September 30, 2003, and $506,593 and $442,749 during the years 2002 and 2001, respectively, for the amortization of the deferred compensation.

9.   STOCK OPTION PLAN:

     In 2000, the Company adopted the Telispark, Inc. 2000 Stock Option Plan (the "Company Plan"). Options to purchase a maximum of 11,300,000 shares of common stock are reserved for issuance as incentive stock options and nonqualified stock options. During any calendar year, no individual may receive options for more than 11,200,000 shares of common stock. Both the number of shares available to be issued under the Company Plan and the number of shares subject to outstanding options will be adjusted upon a stock dividend or split, a merger or combination of shares and certain other similar events. In addition, upon a merger or similar event in which the shares of the Company are to be exchanged for shares of a different corporation, options may be cancelled in exchange for a cash payment instead. Nonqualified stock options may be granted to members of the Board, officers, salaried employees, consultants, and other key persons, as determined by the Board in its sole discretion. Incentive stock options only may be granted to employees.

     As part of the merger of WWS with the Company, all options that were outstanding under the WWS Plan were converted so that they became exercisable for shares of the Company's Common Stock.

     The following table summarizes the activity of the Company's stock option plan:


     ---------------------------------------------------------------------------------------------------------
                                                 Year ended                             Year ended
                                              December 31, 2002                      December 31, 2001
                                       ------------------------------         --------------------------------
                                           Number    Weighted average             Number      Weighted average
                                       of options      exercise price         of options        exercise price
     ---------------------------------------------------------------------------------------------------------
     Outstanding, beginning of period   8,673,295               $0.49            633,000                 $0.53
     Granted at fair value              1,470,000                0.11          9,212,871                  0.46
     Exercised                                  -                   -                  -                     -
     Cancelled                         (1,346,000)               0.51         (1,172,576)                 0.46
     ---------------------------------------------------------------------------------------------------------
     Outstanding, end of period         8,797,295               $0.49          8,673,295                 $0.49
     =========================================================================================================
     Exercisable at end of period       3,910,121                                579,510
     =========================================================================================================

     The following table summarizes information about stock options outstanding at December 31, 2002:


    ------------------------------------------------------------------------------------------------------------
                                        Options outstanding                           Options exercisable
                         ------------------------------------------------        -------------------------------
                                       Weighted average          Weighted
     Range of                 Number          remaining           average             Number    Weighted average
     exercise price      outstanding   contractual life    exercise price        exercisable      exercise price
    ------------------------------------------------------------------------------------------------------------
     $0.2357 - $0.53       7,397,295               8.14             $0.49          3,910,121               $0.45
     $0.11                 1,400,000               9.44              0.11                  -                   -
    ------------------------------------------------------------------------------------------------------------
                           8,797,295               8.35             $0.43          3,910,121               $0.45
    ============================================================================================================

10.  INCOME TAXES:

     The components of the net deferred tax asset and the related valuation allowance for the year ended December 31, 2002 and 2001 are as follows:


     ---------------------------------------------------------------------------
                                                  December 31,     December 31,
                                                          2002             2001
     ---------------------------------------------------------------------------
         Deferred tax assets:
         Net operating loss carry forward          $ 6,449,709      $ 3,705,708
         Depreciation and amortization               1,774,918        2,246,363
         Other                                             125            1,092
         -----------------------------------------------------------------------
         Total deferred tax assets                   8,224,752        5,953,163

     Deferred tax liability:
         Accrual to cash adjustment                    233,218              980
         -----------------------------------------------------------------------
         Total deferred tax liability                  233,218              980
     ---------------------------------------------------------------------------

     Gross deferred tax assets                       7,991,534        5,952,183
     Valuation allowance                            (7,991,534)      (5,952,183)
     ---------------------------------------------------------------------------
     Net deferred tax assets                       $         -      $         -
     ===========================================================================

     The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss carry forwards cannot be satisfactorily assured at December 31, 2001 and 2002.

     At December 31, 2002 and 2001, the Company has U.S. federal net operating loss carry forwards of approximately $17.0 million and $9.8 million respectively, available to reduce future taxable income. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carry forwards which can be used in future years.

     A reconciliation between the statutory federal income tax rate and the effective rate of income tax expense follows:


    ----------------------------------------------------------------------------
                                                 December 31,      December 31,
                                                         2002              2001
    ----------------------------------------------------------------------------
     U.S. federal income tax rate                       34.00%          34.00%
     State taxes                                         3.99              3.92
     Other                                              (3.36)            (0.68)
     Change in valuation allowance                     (34.63)           (37.24)
    ----------------------------------------------------------------------------

     Provision for income taxes                         0.00%             0.00%
    ============================================================================

11.  401(k) SAVINGS PLAN:

     During 2001, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. To date, there were no contributions made to the plan by the Company.

     As part of the acquisition of WWS in 2001, the Company maintained the WWS 401(k) Savings Plan. This plan covers only those employees that were employed by WWS at the time of the acquisition. During 2002 and 2001, the Company made contributions of $5,153 and $24,854 respectively, which represented 50% of the amount contributed by the employee, not to exceed 3% of the employee's base salary.

     During 2002, the Company merged the WWS 401(k) Savings Plan with the Telispark 401(k) Savings Plan.

12.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its office space and certain office equipment under non-cancelable operating leases. Total rent expense under these operating leases was approximately $673,000 and $422,000 for the years ended December 31, 2002 and 2001, respectively.

     Future minimum operating lease payments under non-cancelable operating leases at December 31, 2002 are as follows:

     ---------------------------------------------------------------------------
     Year ending December 31:

     2003                                                              $ 573,976
     2004                                                                590,909
     2005                                                                607,842
     2006                                                                598,727
     2007                                                                613,815
     Thereafter                                                        2,166,463
     ---------------------------------------------------------------------------

                                                                      $5,151,732
     ===========================================================================

13.  SUBSEQUENT EVENT (UNAUDITED):

     On January 7, 2004, the stockholders of Telispark entered into a Stock Purchase Agreement with Infowave Software, Inc. ("Infowave"), under which Infowave acquired control of, and will ultimately acquire all of the outstanding shares of Telispark, Inc. Under the terms of the agreement, Infowave will issue 46,164,398 shares of common stock, in two tranches, in exchange for all of the issued and outstanding common shares of Telispark. Infowave completed the initial purchase of approximately 76% of outstanding Telispark common shares on January 7, 2004, through the issuance of 35,042,262 common shares of Infowave, and will acquire the remaining Telispark common shares subject to a number of conditions, including approval by shareholders of Infowave, in exchange for 11,122,136 common shares of Infowave.

     The number of Infowave common shares issued in the second tranche may increase by up to 2,118,502 Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche.

     The Senior Convertible Line of Credit Promissory Note, of which $13,850,996 was outstanding at September 30, 2003 (note 5) was settled, as an additional contribution of capital by the majority stockholder, upon acquisition of the Company by Infowave (unaudited) in January 2004. The Line of Credit was increased to $17 million (unaudited) in December 2003 and settled upon acquisition of control of the Company by Infowave in January 2004 (note 13).

     Subsequent to the acquisition, Deloitte Consulting is no longer represented on the Board of Directors of the Company (unaudited).

                    Pro Forma Condensed Consolidated Financial Statements (Expressed in United States dollars)


                    INFOWAVE  SOFTWARE,  INC.


                    Nine months ended September 30, 2003
                    Year ended December 31, 2002

                    (Unaudited)

INFOWAVE SOFTWARE, INC.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
(Expressed in United States dollars)

September 30, 2003



-----------------------------------------------------------------------------------------------------------------
                                                                              Pro forma
                                        Infowave                            adjustments
                                        Software,       Telispark,      and eliminating
                                             Inc.             Inc.              entries              Pro forma
-----------------------------------------------------------------------------------------------------------------
                                                                              (note 3)
Assets

Current assets:
     Cash and cash
       equivalents                  $   6,616,124     $     56,858        $   (643,778) (b)      $   6,029,204
     Short-term investments               363,544                -                   -                 363,544
     Accounts receivable                  314,560        1,173,370                   -               1,487,930
     Inventory                              1,108                -                   -                   1,108
     Prepaid expenses and
       deposits                           129,750           75,248                   -                 204,998
-----------------------------------------------------------------------------------------------------------------
                                        7,425,086        1,305,476            (643,778)              8,086,784

Fixed assets                              537,837          198,177                   -                 736,014

Deferred costs                            237,905                -                   -                 237,905

Intangible assets                       2,293,833                -              25,000  (c)          8,419,557
                                                                                50,000  (c)
                                                                             6,050,724  (c)

Goodwill                                        -           67,882             (67,882) (c)          3,068,907
                                                                             3,068,907  (c)
-----------------------------------------------------------------------------------------------------------------
                                    $  10,494,661     $  1,571,535        $  8,482,971           $  20,549,167
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                                              Pro forma
                                        Infowave                            adjustments
                                        Software,       Telispark,      and eliminating
                                             Inc.             Inc.              entries              Pro forma
-----------------------------------------------------------------------------------------------------------------
                                                                              (note 3)
Liabilities and Shareholders'
  Equity

Current liabilities:
     Accounts payable and
       accrued liabilities          $   1,158,470     $    637,993        $    297,000  (c)      $   2,409,963
                                                                               316,500  (c)(i)
     Deferred revenue                     299,667          265,815            (265,815) (c)            299,667
-----------------------------------------------------------------------------------------------------------------
                                        1,458,137          903,808             347,685               2,709,630

Accrued severance costs
   intended to be settled by
   issuance of stock                            -                -             483,500  (c)(i)         483,500

Long-term debt, including
   accrued interest payable                     -       15,435,891         (15,435,891) (a)                  -

Shareholders' equity:
     Share capital                     64,685,488            4,430           8,950,000  (b)         73,785,488
                                                                               150,000  (b)

(4,430) (c)
     Additional paid-in capital            15,941       11,265,121          15,435,891  (a)             15,941

(26,701,012) (c)
     Deferred compensation                      -                -            (839,902) (c)           (987,487)
                                                                              (147,585) (c)
     Other equity instruments           2,150,511                -             307,000  (b)          3,601,641
                                                                             1,144,130  (g)
     Deficit                          (57,723,220)     (26,037,715)         26,037,715  (c)        (58,967,350)
                                                                            (1,144,130) (g)

(100,000) (i)
     Cumulative translation
       account                            (92,196)               -                   -                 (92,196)
-----------------------------------------------------------------------------------------------------------------
                                        9,036,524      (14,768,164)         23,087,677              17,356,037
-----------------------------------------------------------------------------------------------------------------
                                    $  10,494,661     $  1,571,535        $  8,482,971           $  20,549,167
-----------------------------------------------------------------------------------------------------------------



See accompanying notes to pro forma condensed consolidated financial statements.

INFOWAVE SOFTWARE, INC.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003




-----------------------------------------------------------------------------------------------------------------
                                                                              Pro forma
                                        Infowave                            adjustments
                                        Software,       Telispark,      and eliminating
                                             Inc.             Inc.              entries              Pro forma
-----------------------------------------------------------------------------------------------------------------
                                                                              (note 3)
Sales                               $   1,298,648     $  3,141,633        $          -           $   4,440,281
Cost of sales                             160,229          339,670                   -                 499,899
-----------------------------------------------------------------------------------------------------------------
Gross profit                            1,138,419        2,801,963                   -               3,940,382

Expenses:
     Research and development           1,579,531        1,641,802              15,438  (h)          3,236,771
     Sales and marketing                1,365,457        1,171,564              11,740  (h)          2,548,761
     Customer implementation                    -        1,381,283                   -               1,381,283
     Administration                     1,127,374        1,471,720               3,929  (h)          2,603,023
     Depreciation and
       amortization                       519,095          259,950             907,500  (d)          1,686,545
-----------------------------------------------------------------------------------------------------------------
                                        4,591,457        5,926,319             938,607              11,456,383
-----------------------------------------------------------------------------------------------------------------
Loss from operations                   (3,453,038)      (3,124,356)           (938,607)             (7,516,001)

Other income (expenses):
     Interest and other income             53,816            1,248                   -                  55,064
     Foreign exchange                      18,144                -                   -                  18,144
     Interest expense                           -         (761,457)            761,457  (a)                  -
-----------------------------------------------------------------------------------------------------------------
                                           71,960         (760,209)            761,457                  73,208
-----------------------------------------------------------------------------------------------------------------
Loss for the period                 $  (3,381,078)    $ (3,884,565)       $   (177,150)          $  (7,442,793)
-----------------------------------------------------------------------------------------------------------------
Loss per share:
     Basic and diluted              $       (0.04)                                               $       (0.05)
     Weighted average
       number of common
       shares                          90,690,326                                                  136,854,724
-----------------------------------------------------------------------------------------------------------------



See accompanying notes to pro forma condensed consolidated financial statements.

INFOWAVE SOFTWARE, INC.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
(Expressed in United States dollars)

Year ended December 31, 2002


-----------------------------------------------------------------------------------------------------------------
                                                                              Pro forma
                                        Infowave                            adjustments
                                        Software,       Telispark,      and eliminating
                                             Inc.             Inc.              entries              Pro forma
-----------------------------------------------------------------------------------------------------------------
                                                                              (note 3)
Sales                               $   1,821,041     $  3,418,256        $          -           $   5,239,297
Cost of sales                             408,654          176,239                   -                 584,893
-----------------------------------------------------------------------------------------------------------------
Gross profit                            1,412,387        3,242,017                   -               4,654,404

Expenses:
     Research and development           2,505,329        2,777,304              20,696  (h)          5,303,329
     Sales and marketing                3,855,068        1,361,363              17,826  (h)          5,234,257
     Customer implementation                    -        2,124,448                   -               2,124,448
     Administration                     2,016,675        1,869,862               5,239  (h)          3,891,776
     Restructuring                      1,415,380                -                   -               1,415,380
     Depreciation and
       amortization                     1,383,675          317,424           1,210,000  (d)          2,911,099
-----------------------------------------------------------------------------------------------------------------
                                       11,176,127        8,450,401           1,253,761              20,880,289
-----------------------------------------------------------------------------------------------------------------
Loss from operations                   (9,763,740)      (5,208,384)         (1,253,761)            (16,225,885)

Other income (expenses):
     Interest and other income             47,675            2,977                   -                  50,652
     Interest expense                           -         (683,186)            683,186   (a)                 -
-----------------------------------------------------------------------------------------------------------------
                                           47,675         (680,209)            683,186                  50,652
-----------------------------------------------------------------------------------------------------------------
Loss for the period                 $  (9,716,065)    $ (5,888,593)       $   (570,575)          $ (16,175,233)
-----------------------------------------------------------------------------------------------------------------
Loss per share:
     Basic and diluted              $      (0.18)                                                $       (0.16)
     Weighted average
       number of common
       shares                          52,877,973                                                   99,042,371
-----------------------------------------------------------------------------------------------------------------


See accompanying notes to pro forma condensed consolidated financial statements.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================


1.   Basis of presentation:

     These unaudited pro forma condensed consolidated financial statements of Infowave Systems, Inc. ("Infowave" or the "Company") have been compiled for purposes of inclusion in the Company's periodic filing on Form 8-K with the Securities and Exchange Commission and are based on the historical financial statements of Infowave after giving effect to the transactions and assumptions described in notes 2 and 3. These unaudited pro forma condensed consolidated financial statements are intended for information purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been attained had the acquisition of Telispark, Inc. ("Telispark") by Infowave actually taken place on the dates indicated, nor are they necessarily indicative of results that may occur in the future. The unaudited pro forma condensed consolidated statements of operations do not give effect to any synergies that might result from the acquisition, nor any non-recurring charges or credits, and related tax effects, directly attributable to the transaction.

     The unaudited pro forma condensed consolidated financial statements have been compiled from financial information in the:

     (a) audited financial statements of Infowave Software, Inc. for the year ended December 31, 2002;

     (b) audited financial statements of Telispark for the year ended December 31, 2002, after certain amounts have been reclassified;

     (c) unaudited financial statements of Infowave for the nine months ended September 30, 2003 and 2002;

     (d) unaudited financial statements of Telispark for the nine months ended September 30, 2003 and 2002; and

     (e)  the additional information described in note 2.

     These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Infowave and Telispark.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================


2.   Pro forma transaction:

     On January 7, 2004, Infowave entered into a Stock Purchase Agreement with the stockholders of Telispark, under which Infowave acquired control of, and will ultimately acquire all of the outstanding shares of Telispark, Inc. Under the terms of the agreement, Infowave will issue 46,164,398 shares of common stock, in two tranches, in exchange for all of the issued and outstanding common shares of Telispark. Infowave completed the initial purchase of approximately 76% of outstanding Telispark common shares on January 7, 2004, through the issuance of 35,042,262 common shares of Infowave, and will acquire the remaining Telispark common shares subject to a number of conditions, including approval by shareholders of Infowave, in exchange for 11,122,136 common shares of Infowave.

     The number of Infowave common shares issued in the second tranche may increase by up to 2,118,502 Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche.

     Infowave has also issued stock options exercisable into 1,901,865 common shares of Infowave in exchange for all outstanding Telispark employee stock options. The fair value of these new options has been included as a component of the total purchase price (notes 3(b) and 3(h)).

     Included in the number of Infowave common shares issued in the second tranche are 4,616,440 restricted shares issued to certain employees of Telispark. The restricted shares may not be transferred by the holders until such time as the restrictions lapse at the end of their vesting period (note 3(f)).


3.   Pro forma transactions and assumptions:

     The unaudited pro forma condensed consolidated balance sheet at September 30, 2003 gives effect to the acquisition of Telispark (note 2) and the following transactions and assumptions as if they all occurred on September 30, 2003. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 give effect to the acquisition of Telispark and the following transactions and assumptions as if they all occurred on January 1, 2002.

     (a) the settlement, in anticipation of the transaction described in note 2, of long-term debt owing by Telispark to its majority shareholder, as an additional contribution of capital by the shareholder.

     (b) the acquisition of all of the shares of Telispark by Infowave pursuant to a purchase method business combination with Infowave identified as the acquirer:

          -------------------------------------------------------------------------------------------
          Fair value of common shares of Infowave issued to effect the transaction     $  8,950,000
          Fair value of 1,901,865 common stock options granted to former employees of Telispark in exchange for certain stock options of
            Telispark (note 3(h))                                                           307,000
          Transaction costs                                                                 793,778
          -------------------------------------------------------------------------------------------
                                                                                       $ 10,050,778
          -------------------------------------------------------------------------------------------

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================


3.   Pro forma transactions and assumptions (continued):

     (b)  (continued):

          The fair value of the Infowave common shares issued to effect the acquisition has been determined using an average market price of $0.1941 per common share based on the average closing price of the stock on the Toronto Stock Exchange, as Infowave considers itself to trade in an active and liquid market, for the four days leading up to and including the date of consummation, being one day prior to the announcement date of January 8, 2004.

          The fair value of the 1,901,865 common stock options granted by Infowave to employees of Telispark (notes 2 and 3(h)) was determined using a Black-Scholes model and the following assumptions: volatility of 135%, risk-free interest rate of 2.3%, term to expiry of 3 years, exercise price of $0.11, and a fair value of the underlying common stock on the date of grant equal to $0.1941 per share.

          Transactions costs totaling $150,000 will be paid through the issuance of Infowave common stock, with the remaining $643,778 to be paid in cash.

     (c) the allocation of the fair values of the consideration issued to the net assets acquired:

          -----------------------------------------------------------------------------------------
          Book value of Telispark assets:
               Cash and cash equivalents                                            $      56,858
               Accounts receivable                                                      1,173,370
               Prepaid expenses and deposits                                               75,248
               Fixed assets                                                               198,177
               Accounts payable and accrued liabilities                                  (637,993)
          -----------------------------------------------------------------------------------------
                                                                                          865,660
          Fair value increments:
               Customer list                                                               25,000
               Patents                                                                     50,000
               Proprietary software                                                     6,050,724
               Accrued liabilities - acquisition costs                                   (297,000)
               Accrued severance costs - former Telispark employees (note 3(i))          (700,000)
               Deferred compensation - restricted stock (note 3(f))                       839,902
               Deferred compensation - replacement options (note 3(h))                    147,585
               Goodwill                                                                 3,068,907
          -----------------------------------------------------------------------------------------
                                                                                        9,185,118
          -----------------------------------------------------------------------------------------
                                                                                    $  10,050,778
          -----------------------------------------------------------------------------------------

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================


3.   Pro forma transactions and assumptions (continued):

     (c)  (continued):

          The above allocation assumes that (a) the fair value of Telispark's deferred revenue obligation at September 30, 2003 is nil, (b) the future income tax assets and liabilities of Telispark at September 30, 2003 are unchanged from December 31, 2002 except for an increase in deferred tax assets arising from the net operating loss of $3,885,000 for the nine months ended September 30, 2003, and (c) with the exception of the loss carry forwards recognized above, it is not more likely than not that the future tax benefits associated with Telispark's net operating loss carry forwards will be realized and accordingly a full valuation allowance continues to be appropriate.

          The purchase price allocation is based upon the September 30, 2003 carrying value of Telispark's assets and liabilities adjusted to reflect preliminary estimates of the fair values of identifiable assets acquired and liabilities assumed. The final purchase price allocation will be based on fair values determined at the acquisition dates and will differ from the amounts shown above. These differences could be material.

     (d) the amortization by the Company of acquired proprietary software assets on a straight-line basis over their estimated life of 5 years.

     (e) the issuance of no additional common shares of Infowave arising from the purchase price contingency described in note 2.

     (f) the awarding of the restricted shares has been reflected on the unaudited pro forma condensed consolidated balance sheet at September 30, 2003 at their intrinsic value. These shares will be earned by the holder through future services through the vesting period, at which time all continuing obligations lapse. However, as the fair value of these restricted shares, amortized over their estimated six-month vesting period, does not represent a recurring charge to the combined entity, it is not included on the unaudited pro forma condensed consolidated statement of operations for either the nine months ended September 30, 2003 or the year ended December 31, 2002.


     (g) the establishment by Infowave, subject to shareholder approval, of a $3,000,000 line of credit in exchange for the awarding of 7,500,000 warrants, each warrant entitling the lender to purchase one common share of Infowave at a price of $0.1630 for a period of three years. The Company has estimated the fair value of these warrants to be $1,144,130 using a Black-Scholes model, incorporating an assumed volatility of 135%, a risk-free interest rate of 2.3%, and a fair value of the underlying common stock at date of grant equal to $0.1941 per share.

          The awarding of these warrants has been reflected on the unaudited pro forma condensed consolidated balance sheet at September 30, 2003. However, as the fair value of these warrants does not represent a recurring charge to the combined entity, it is not included on the unaudited pro forma condensed consolidated statement of operations for either the nine months ended September 30, 2003 or the year ended December 31, 2002.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================

3.   Pro forma transactions and assumptions (continued):

     (h) the issuance by Infowave of 1,901,865 common stock options to certain employees of Telispark (notes 2 and 3(b)). As of the date of acquisition, being the grant date, 238,212 options are immediately vested. The remaining 1,663,553 options vest monthly with a weighted average vesting period of approximately 37 months. The intrinsic value attributed to the non-vested options of $147,585 has been recorded as deferred compensation at the date of acquisition and is being amortized to expense over the vesting period. Non-vested options are forfeited on the date an individual ceases to be an employee.

     (i) the payment by Infowave of severance totaling $800,000 in connection with post-acquisition restructuring, of which $100,000 relates to termination of Infowave's existing employees and the remainder for the termination of Telispark's former employees, with $483,500 to be settled through the issuance of Infowave common stock, and the remaining $316,500 to be paid in cash.

          These payments have been reflected on the unaudited pro forma condensed consolidated balance sheet at September 30, 2003. However, as they do not represent a recurring charge to the combined entity, they are not included on the unaudited pro forma condensed consolidated statement of operations for either the nine months ended September 30, 2003 or the year ended December 31, 2002.


4. Reconciliation to accounting principles generally accepted in the United States of America:

     These unaudited pro forma condensed consolidated financial statements of Infowave have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). These measurement principles differ in the following material respects from generally accepted accounting principles in the United States of America ("United States GAAP"):

     (a)  Pro forma net loss and loss per share:

          ------------------------------------------------------------------------------------------------------
                                                                            September 30,         December 31,
                                                                                     2003                 2002
          ------------------------------------------------------------------------------------------------------
          Loss from continuing operations for the period in
            accordance with Canadian GAAP                                   $  7,442,793         $  16,175,233
          Adjustment for impairment of long-lived assets
            to fair value (e)                                                          -               422,762
          ------------------------------------------------------------------------------------------------------
          Loss from continuing operations in accordance with
            United States GAAP                                              $  7,442,793         $  16,597,995
          ------------------------------------------------------------------------------------------------------
          Pro forma loss from continuing operations per share in
            accordance with Canadian and United States GAAP                 $       0.05         $        0.17
          ------------------------------------------------------------------------------------------------------

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================

4. Reconciliation to accounting principles generally accepted in the United States of America (continued):

     (b)  Balance sheet:

          ------------------------------------------------------------------------------------------------------
                                                                                                 September 30,
                                                                                                          2003
          ------------------------------------------------------------------------------------------------------
          Pro forma total Assets

          Total assets in accordance with Canadian GAAP and
            United States GAAP                                                                  $    20,549,167
          ------------------------------------------------------------------------------------------------------
          Pro forma total Liabilities

          Total liabilities in accordance with Canadian GAAP and
            United States GAAP                                                                  $     3,193,130
          ------------------------------------------------------------------------------------------------------


          ------------------------------------------------------------------------------------------------------
                                                                                                 September 30,
                                                                                                          2003
          ------------------------------------------------------------------------------------------------------
          Pro forma Shareholders' Equity

          Share capital in accordance with Canadian GAAP                                        $    73,785,488
          Adjustments to share capital:
               Foreign exchange effect on conversion of 1998
                 and prior share capital transactions (d)                                               543,269
               Additional paid in capital from stock based compensation relating to stock options issued to non-employees prior to January 1,
                 2002 (c)(i)                                                                            520,999
               Additional paid in capital from stock based
                 compensation relating
                 to escrow shares (c)(ii)                                                               107,077
          ------------------------------------------------------------------------------------------------------
          Share capital in accordance with United States GAAP                                        74,956,833
          ------------------------------------------------------------------------------------------------------
          Additional paid-in capital in accordance with Canadian and United States GAAP                  15,941
          ------------------------------------------------------------------------------------------------------
          Other equity instruments in accordance with Canadian and United States GAAP                 3,601,641
          ------------------------------------------------------------------------------------------------------
          Deferred compensation in accordance with Canadian and United States GAAP                     (987,487)
          ------------------------------------------------------------------------------------------------------
          Deficit in accordance with Canadian GAAP (58,967,350)
          Adjustments to deficit:
              Cumulative effect of stock based compensation relating to stock options
                issued to non-employees prior to January 1, 2002 (c)(i)                                (519,411)
              Foreign exchange effect on conversion of 1998 and
                prior income statements (d)                                                            (189,240)
              Cumulative effect of stock based compensation
                relating to escrow shares (c)(ii)                                                      (101,474)
          ------------------------------------------------------------------------------------------------------
          Deficit in accordance with United States GAAP                                         $   (59,777,475)
          ------------------------------------------------------------------------------------------------------

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================


4. Reconciliation to accounting principles generally accepted in the United States of America (continued):

     (b)  Balance sheet (continued):

          --------------------------------------------------------------------------------------------------
                                                                                             September 30,
                                                                                                      2003
          --------------------------------------------------------------------------------------------------
          Pro forma Shareholders' Equity (Continued)

          Cumulative translation account in accordance with Canadian GAAP                $       (92,196)
          Adjustments to cumulative translation account:
              Foreign exchange effect on conversion of 1998 and
                prior income statements (d)                                                     (341,140)
              Cumulative foreign exchange effect of United States GAAP adjustments               (20,080)
          --------------------------------------------------------------------------------------------------
                                                                                                (453,416)
          --------------------------------------------------------------------------------------------------
          Shareholders' equity in accordance with United States GAAP                     $    17,356,037
          --------------------------------------------------------------------------------------------------

     (c)  Stock-based compensation:

          (i)  Stock options:

               Prior to January 1, 2002, stock options issued to non-employees for services rendered were recorded and reflected in Infowave's historical consolidated financial statements as compensation expense and charged to earnings based on their fair value as the services are provided and the options are earned for United States GAAP purposes only.

          (ii) Shares held in escrow:

               Certain shares held in escrow pursuant to the employee incentive program and employment contracts were recorded as compensation expense under Canadian GAAP at a deemed value of $0.23 (CDN$0.35) per share based on their fair value at the time of issue discounted for escrow restrictions. For United States GAAP purposes, any restrictions on the employee's right to receive these shares would not be taken into account for purposes of calculating compensation costs, which would result in additional compensation costs.

     (d)  Foreign currency translation:

          For United States GAAP, when the Company changed its reporting currency from Canadian to United States dollars in 1999, the 1998 comparative figures should have been restated retroactively as if the Company had always reported in US dollars. As a result, share capital and deficit would be adjusted to translate the Canadian dollar functional currency financial statements to US dollars at the rates in effect on the transaction dates with offsetting adjustments to the cumulative translation account.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Nine months ended September 30, 2003
Year ended December 31, 2002
================================================================================



4. Reconciliation to accounting principles generally accepted in the United States of America (continued):

     (e)  Impairment or disposal of long-lived assets:

          The difference between the net recoverable amount determined based on undiscounted expected future cash flows and the fair value under United States GAAP, measured at its discounted cash flow, is $422,762, which has been recorded as additional loss from continuing operations in accordance with United States GAAP.


5.   Reconciliation to Canadian generally accepted accounting principles:

     The financial statements of Telispark have originally been prepared in accordance with United States GAAP. There are no material measurement differences for Telispark's financial statements to Canadian GAAP that impact these unaudited pro forma condensed consolidated financial statements.



(c)  Exhibits


Exhibit
  No.           Description
-------         ------------
2.1*            Stock  Purchase   Agreement   among  Infowave   Software,  Inc.,
                Telispark, Inc. and the Sellers Named in the First Paragraph dated January 7, 2004

23.1            Consent of PricewaterhouseCoopers LLP

99.1*           Press Release dated January 8, 2004 regarding Line of Credit
                Facility

99.2** Press Release dated January 8, 2004 regarding acquisition of Telispark, Inc.
------------------------
*    Previously filed with Registrant's Form 8-K on January 21, 2003
**   Previously   furnished   under  Item  9.   Regulation  FD  Disclosure  with
     Registrant's Form 8-K on January 21, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INFOWAVE SOFTWARE, INC.



Date: March 23, 2004                     By: /s/ George Reznik
                                             -----------------------------------
                                             George Reznik, Chief Financial
                                             Officer

                                 EXHIBIT INDEX



Exhibit
Number          Description
------          -----------

2.1*            Stock  Purchase   Agreement   among  Infowave   Software,  Inc.,
                Telispark, Inc. and the Sellers Named in the First Paragraph dated January 7, 2004

23.1            Consent of PricewaterhouseCoopers LLP

99.1*           Press Release dated January 8, 2004 regarding Line of Credit
                Facility

99.2** Press Release dated January 8, 2004 regarding acquisition of Telispark, Inc.
------------------------
*    Previously filed with Registrant's Form 8-K on January 21, 2003
**   Previously   furnished   under  Item  9.   Regulation  FD  Disclosure  with
     Registrant's Form 8-K on January 21, 2003.